Exhibit 24

                             CONFIRMING STATEMENT

This Statement confirms that the undersigned has authorized and designated each of Harry Palmin and Jason Kneeland (each an "attorney-in-fact"), each acting singly, to execute and file or cause to be filed on the undersigned's behalf a Form ID and all Forms 3, 4, and 5 (including any amendments thereto) that the undersigned may be required to file with the U.S. Securities and Exchange Commission as a result of the undersigned's ownership of or transactions in securities of Acer Therapeutics Inc. The undersigned hereby grants to each attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do personally present, with full power of substitution, resubstitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney's-in-fact substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The authority of each attorney-in-fact under this Statement shall continue until the undersigned is no longer required to file Forms 3, 4, and 5 with regard to the undersigned's ownership of or transactions in securities of Acer Therapeutics Inc. unless earlier revoked in writing. The undersigned acknowledges that none of the attorneys-in-fact are assuming any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

This Statement revokes the authority of any person named in any prior confirming statement relating to the undersigned's filing obligations with respect to securities of Acer Therapeutics Inc. who is not named herein, and this Statement replaces and supersedes any such prior confirming statement.

Dated: April 23, 2018

Signed: /s/ Donald Joseph
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Print Name: Donald Joseph
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